UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 11, 2018

Date of Report (Date of earliest event reported)

Cerus Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-21937	68-0262011
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

2550 Stanwell Drive Concord, California	94520
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 16, 2018, Cerus Corporation (the “Company”) entered into a Lease (the “Lease”) with 1200 Concord, LLC (“Landlord”) for the lease of approximately 65,092 square feet of rentable area of the building located at 1220 Concord Ave., Concord, California (the “Premises”). The Company will use the Premises as its principal executive offices and for general office and research and development laboratory uses.

On May 11, 2018, the Company entered into the First Amendment to Lease (the “First Amendment”) with Landlord which worked to expand the rentable area of the Premises by approximately 1,833 square feet so that the Company now leases approximately 66,925 square feet from the Landlord. Under the terms of the First Amendment, and assuming the 66,925 square feet of rentable area, the aggregate base rent due over the initial 133 month term of the lease (the “Initial Term”) is now approximately $24.9 million (without giving effect to certain rent abatement terms), which is an increase of approximately $3.2 million over the entirety of the Initial Term. The Company will continue to be responsible for the payment of additional rent to cover the Company’s share of the annual operating expenses of the building, the annual tax expenses of the building and the annual utilities costs for the building. As a result of the increased rentable area, the Company’s share of annual operating expenses will increase. The Company estimates that the Company’s share of annual operating expenses during the Initial Term will now be approximately $3.0 million.

The foregoing description of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the First Amendment. The Company intends to file a copy of the First Amendment with the Company’s Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2018.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements including, but not limited to, statements related to the anticipated commencement of the Initial Term, the expected or anticipated cash expenditures for base rent and operating expenses, and other statements that are not historical facts. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risks that the Company may incur rent and other expenditure obligations related to the Lease and First Amendment earlier than anticipated; the risk that the estimated cash expenditures associated with the Lease may be greater than currently anticipated; the Company’s need for additional capital; as well as other risks detailed in the Company’s filings with the Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 8, 2018. The Company disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: May 15, 2018	By:	/s/ Chrystal Menard
Chrystal Menard
Chief Legal Officer and General Counsel